As filed with the Securities and Exchange Commission on April 6, 2020
Registration No. 333-222975

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 1
ON FORM S-1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

FORESIGHT ENERGY LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	80-0778894 (I.R.S. employer identification no.)

211 North Broadway, Suite 2600
St. Louis, MO 63102
 (314) 932-6160
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________
Robert D. Moore
President and Chief Executive Officer
211 North Broadway, Suite 2600
St. Louis, MO 63102
 (314) 932-6160
 (Name, address, including zip code, and telephone number, including area code, of agent for service))
____________________

Approximate date of commencement of proposed sale to public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:◻

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	⌧	Smaller reporting company	⌧
		Emerging growth company	◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.◻

DEREGISTRATION OF SECURITIES
On February 12, 2018, Foresight Energy LP, a Delaware limited partnership (the “Partnership”), filed a Registration Statement on Form S-3 (File No. 333-222975) (the “Registration Statement”) under the Securities Act of 1933, as amended, registering 43,846,217 common units representing limited partnership interests of the Partnership (the “Units”).
The Partnership is not obligated to keep the Registration Statement effective and desires to terminate any and all offerings of the Company’s securities pursuant to the Registration Statement. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Partnership hereby removes from registration all such securities of the Partnership registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 6th, 2020.

FORESIGHT ENERGY LP

By: Foresight Energy GP LLC, its general partner

By:	/s/ Robert D. Moore
Robert D. Moore
Chairman of the Board, President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.